UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: November 26, 2007 (Date of earliest event reported: November 20, 2007)

LAZY DAYS’ R.V. CENTER, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)

6130 Lazy Days Boulevard
Seffner, Florida 33584-2968
(Address of Principal Executive Offices, including Zip Code)

(800) 626-7800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 20, 2007, the Board of Directors (the “Board”) of Lazy Days’ R.V. Center, Inc. (the “Company”) accepted the resignation of Charles Macaluso from the Audit Committee of the Board.  Mr. Macaluso remains a Director of the Company.  Also on November 20, 2007, the Board appointed Michael Salvati, currently a Director of the Company, to replace Mr. Macaluso on the Audit Committee of the Board and as its Chairman.  Mr. Salvati has served as Director of the Company since 2004.  Mr. Salvati has over 25 years of financial and business experience and has served as Chief Financial Officer for several companies.  He is Principal and Founder of Oakridge Consulting where he provides financial consulting and interim management services for various companies. Mr. Salvati was previously a partner of KPMG LLP.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Lazy Days’ R.V. Center, Inc.

/s/ Randall Lay

By:                                Randall Lay

Its:                                Chief Financial Officer